Exhibit 99.1

Travelport Announces Primary and Secondary Offering of Common Shares

Langley, U.K., November 4, 2015 -- Travelport (NYSE: TVPT) (the “Company”), a leading Travel Commerce Platform, announced today that the Company and certain of the Company’s shareholders (the “Selling Shareholders”) intend to offer in an underwritten public offering (the “Offering) an aggregate of 6,000,000 of the Company’s common shares, of which 850,000 shares are being offered by the Company and 5,150,000 shares are being offered by the Selling Shareholders. The Company intends to use the net proceeds that it will receive from the Offering for general corporate purposes. The Company will not receive any of the proceeds from the shares sold by the Selling Shareholders in the Offering.

Morgan Stanley is acting as sole underwriter for the offering.

An automatic shelf registration statement (including a prospectus) relating to the common shares was filed with the Securities and Exchange Commission (“SEC”) on November 4, 2015 and became effective upon filing. A copy of the preliminary prospectus supplement relating to the Offering was filed with SEC on November 4, 2015. The Offering will be made only by means of a prospectus supplement and the accompanying prospectus. You may obtain these documents free of charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus and accompanying preliminary prospectus may be obtained from Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these common shares, nor shall there be any sale of these common shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Travelport

Travelport is a Travel Commerce Platform providing distribution, technology, payment and other solutions for the global travel and tourism industry. With a presence in over 170 countries, over 3,500 employees and 2014 net revenue of over $2.1 billion, Travelport is comprised of:

•	A Travel Commerce Platform through which it facilitates travel commerce by connecting the world’s leading travel providers with online and offline travel buyers in a proprietary business-to-business (“B2B”) travel marketplace. In addition, Travelport has leveraged its domain expertise in the travel industry to design a pioneering B2B payment solution that addresses the needs of travel intermediaries to efficiently and securely settle travel transactions.

•	Technology Services through which it provides critical IT services to airlines, such as shopping, ticketing, departure control and other solutions, enabling them to focus on their core business competencies and reduce costs.

Travelport is headquartered in Langley, U.K. The Company is listed on the New York Stock Exchange and trades under the symbol “TVPT.”

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: factors affecting the level of travel activity, particularly air travel volume, including security concerns, pandemics, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies, particularly in the U.S. dollar, and the economic conditions in the Eurozone; pricing, regulatory and other trends in the travel industry; our ability to obtain travel provider inventory from travel providers, such as airlines, hotels, car rental companies, cruise lines and other travel providers; our ability to develop and deliver products and services that are valuable to travel agencies and travel providers and generate new revenue streams; maintenance and protection of our information technology and intellectual property; the impact on provider capacity and inventory resulting from consolidation of the airline industry; the impact that our outstanding indebtedness may have on the way we operate our business; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as eNett, in which we own a majority interest. These and other potential risks and uncertainties that could cause actual results to differ are more fully detailed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on February 27, 2015 and our subsequent quarterly reports on Form 10-Q, which are available on the SEC’s website at www.sec.gov.

Other unknown or unpredictable factors could also have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Travelport Contacts

Investors:
Majid Nazir
Vice President, Investor Relations
Tel: +44 (0)1753 288 857
majid.nazir@travelport.com

Media:
Kate Aldridge
Vice President, Corporate Communications
Tel: +44 (0)1753 288 720

Mob: +44(0)7921 698 757
kate.aldridge@travelport.com

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